Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934




                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                  Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11
(c) or Section 240.14a-12
                         COMBINED PENNY STOCK FUND, INC.
                (Name of Registrant as Specified In Its Charter)

                                        N/A
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.


] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: N/A

2) Aggregate number of securities to which transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

4) Proposed maximum aggregate value of transaction: N/A

5) Total fee paid: $0.00

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a)(2) and
identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: N/A

2) Form, Schedule or Registration Statement No.: 1940 Act
    Registration No. 811-3888

3) Filing Party:

           John R. Overturf, Jr., President
           Combined Penny Stock Fund, Inc.
           6180 Lehman Drive, Suite 103
           Colorado Springs, CO 80918

4) Date Filed: May 28, 2003

                         COMBINED PENNY STOCK FUND, INC.
                          6180 Lehman Drive, Suite 103
                           Colorado Springs, CO 80918

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 1, 2003

The Annual Meeting (the
Meeting;) of Shareholders of Combined Penny Stock Fund, Inc. (the
Fund or the Company) will be held at 5373 North Union
Blvd., Suite 100, Colorado Springs, Colorado 80918 on July 1, 2003 at 10:00 o'clock a.m. Mountain Daylight Time for the purpose of considering and voting upon the following:

1. To elect four (4)
Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2. To ratify and approve
the selection by the Board of Directors of the firm of Ehrhardt Keefe Steiner Hottman, P.C., as the independent certified public accountant for the Fund for the fiscal years ending September 30, 2002 and September 30, 2003.

3. To approve the Fund's redomestication as a Delaware corporation, which will include:

          *       reincorporating as a Delaware corporation;
          *       changing the name of the Fund to "The Combined Fund, Inc."

4. To adopt new bylaws that
will not include the requirement that the Fund invest at least 80% of its assets in penny stocks.
5. To adopt new bylaws that will not include the requirement that the Fund utilize an investment adviser.

6. To adopt new bylaws that
will not limit the length of time that the Fund can hold cash or cash equivalents.

7. To adopt new bylaws that
will reduce the quorum requirement for shareholder meetings to one-third of the Funds outstanding shares, unless otherwise required by the Investment
Company Act of 1940, as amended.

Information relating to the
above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of the Companys common stock of record at the close of business on May 27, 2003 (the Record Date) will be entitled to vote at the Meeting or any adjournment thereof.

The Proxy Statement is
being mailed on or about June 1, 2003 to Shareholders eligible to vote at the Meeting. A copy of the Company Annual Report to Shareholders, including financial statements for the year ended September 30, 2002, was mailed to shareholders prior to the mailing of the Proxy Statement. The Company will furnish, without charge, a copy of the Annual Report and the most recent semi-annual report succeeding the annual report to a shareholder upon request made by mail or by collect telephone call directed to R. Stanley Pittman, 6180 Lehman Drive, Suite 103, Colorado Springs, CO 80918, (719) 593-2111.

Shareholders are cordially
invited to attend the meeting in person.

                                                               IMPORTANT

WHETHER OR NOT YOU PLAN TO
ATTEND
THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED SELF- ADDRESSED, POSTAGE-PRE-PAID PROXY CARD AND RETURN IT TO THE COMPANY. ALL PROXY CARDS MUST BE RECEIVED BY THE COMPANY AT OR PRIOR TO THE SHAREHOLDERS MEETING. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Meeting. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                         COMBINED PENNY STOCK FUND, INC.

/s/ John Overturf, Jr..
John R. Overturf, Jr., President

                         COMBINED PENNY STOCK FUND, INC.

                    PROXY SOLICITED ON BEHALF OF THE COMPANY

             The undersigned hereby constitutes and appoints John R. Overturf, Jr. or ____________________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Combined Penny Stock Fund, Inc (the "Fund") to be held at 5373 North Union Blvd., Suite 100, Colorado Springs, Colorado 80918 on July 1, 2003 at 10:00 o'clock a.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

(1) FOR WITHHOLD AUTHORITY _____________

To elect all of the nominees listed below:

John R. Overturf, Jr., A. Leonard Nacht, Jeffrey Kornos and Rolf L. Lichtenberg

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

______________________________________________________________


(2) FOR __________ AGAINST __________ ABSTAIN ___________

To ratify our selection of our independent public accountants

(3) FOR __________ AGAINST __________ ABSTAIN ___________

To approve the Funds redomestication as a Delaware corporation, including: * reincorporating as a Delaware corporation; * changing the name of the Fund to The Combined Fund, Inc.
<

(4)  FOR__________     AGAINST__________ ABSTAIN___________


adopt new bylaws that will not include the requirement that the Fund invest at least 80% of its assets in penny stocks.


(5) FOR__________ AGAINST__________ ABSTAIN___________

To adopt new bylaws that
will not include the requirement that the Fund utilize an investment adviser.

(6) FOR__________ AGAINST__________ ABSTAIN___________

To adopt new bylaws that will
not limit the length of time that the Fund can hold cash or cash equivalents.

(7) FOR__________ AGAINST__________ ABSTAIN___________

To adopt new bylaws that
will reduce the quorum requirement for shareholder meetings to one-third of the Funds outstanding shares, unless otherwise required by the Investment
Company Act of 1940, as amended.

UNLESS OTHERWISE SPECIFIED,
THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to
appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

 (PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of
Notice of Annual Meeting and Proxy Statement for the meeting.

Date _________________________,  2003

__________________________________________
Name   (please   type  or   print)

___________________________________________
Signature

___________________________________________
Signature,
if held jointly Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         COMBINED PENNY STOCK FUND, INC.
                          6180 Lehman Drive, Suite 103
                        Colorado Springs, Colorado 80918

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is
furnished to the Shareholders of Combined Penny Stock Fund, Inc. (Respectively the Shareholders and the Fund or the Company) in connection with the solicitation by the Fund of proxies to be used at the Annual Meeting of Shareholders and at any adjournments thereof (the ;Meeting), at 5373 North Union Blvd., Suite 100, Colorado
Springs, Colorado 80918 on July 1, 2003 at 10:00 oclock a.m. Mountain
Daylight Time and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted as follows:

1. FOR the election of four (4) Directors of the Fund;

2. FOR the ratification of Ehrhardt Keefe Steiner & Hottman, P.C., as the Fund's independent certified public accountant for the fiscal years ending September 30, 2002 and September 30, 2003;

3. FOR the proposal to approve the Fund's redomestication as a Delaware corporation, which will include:

          *       reincorporating as a Delaware corporation;
          *       changing the name of the Fund to "The Combined Fund, Inc."

4. FOR the proposal to adopt new bylaws that will not include the requirement that the Fund invest at least 80% of its assets in "penny stocks;"

5. FOR the proposal to adopt new bylaws that will not include the requirement that the Fund utilize an investment adviser;

6. FOR the proposal to adopt new bylaws that will not limit the length of time that the Fund can hold cash or cash equivalents;

7. FOR the proposal to
adopt new bylaws that will reduce the quorum requirement for shareholder meetings to one-third of the Funds outstanding shares, unless otherwise required by the Investment Company Act of 1940, as amended.

according to the judgment
of the persons named in the enclosed proxies as to any other action which may properly come before the meeting, including a motion to adjourn the meeting.

e, notice need not be given
of the adjourned meeting if the time and place thereof are announced at the Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Meeting.

All proxy cards must be
received by the Company at or prior to the shareholders meeting. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the annual meeting of shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with the instructions on the proxy form.

This Statement is being
mailed on or about June 1, 2003, to Shareholders eligible to vote at the Meeting. The Company will furnish, without charge, a copy of the Annual Report and the most recent semi-annual report succeeding the annual report to a Shareholder upon request made by mail or by collect telephone call directed to
R. Stanley Pittman, 6180 Lehman Drive, Suite 103, Colorado Springs, CO 80918,
(719) 593-2111.

The Fund is bearing all
costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Fund. The Fund may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Fund has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

Only Shareholders of record
as of the close of business on May 27, 2003 (the Record Date), will be entitled to vote at the Meeting. Representation of a majority of the Funds shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the proposals to be voted upon at the Meeting will be decided by the voting requirements described below. As of the Record Date, the Fund had outstanding 46,642,000 shares of common stock (Shares), with each Share being entitled to one vote.

                               THE ANNUAL MEETING

        The Board for use at the Meeting is furnishing this Proxy Statement and the accompanying proxy to shareholders of the Fund as part of the solicitation of proxies. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of the Fund on or about June 1, 2003.

Date, Time and Place of Meeting

        The Meeting will be held at the principal offices of the Fund located at 5373 North Union Blvd., Suite 100, Colorado Springs, Colorado 80918, on July 1, 2003, at 10:00 am, local time.

Matters to be Considered

        The purpose of the Meeting is to consider and vote upon the following matters:

1. To elect four (4)
Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2. To ratify and approve
the selection by the Board of Directors of the firm of Ehrhardt Keefe Steiner
 Hottman, P.C., as the independent certified public accountant for the Fund for the fiscal years ending September 30, 2002 and September 30, 2003.

3. To approve the Fund's redomestication as a Delaware corporation, which will include:

          *       reincorporating as a Delaware corporation;
          *       changing the name of the Fund to "The Combined Fund, Inc."

4. To adopt new bylaws that
will not include the requirement that the Fund invest at least 80% of its assets in penny stocks.

5. To adopt new bylaws that will not include the requirement that the Fund utilize an investment adviser.

6. To adopt new bylaws that
will not limit the length of time that the Fund can hold cash or cash equivalents.

7. To adopt new bylaws that
will reduce the quorum requirement for shareholder meetings to one-third of the Funds outstanding shares, unless otherwise required by the Investment
Company Act of 1940, as amended.

        Management of the Fund does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

        The Board has fixed the close of business on May 27, 2003, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately 6,977 shareholders of record of the Fund common stock and 46,646,600 shares of the Fund common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

        The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be considered present at the meeting for purpose of determining a quorum.

Required Vote

        Directors shall be elected by a plurality of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors. On all other matters presented to a vote of the shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:

* Sixty-seven percent (67%)
of the shares represented at a meeting at which more than fifty percent (50%) of the outstanding shares are represented; or

* More than fifty percent
(50%) of the outstanding shares.

Abstentions will have the legal
effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. With respect to a broker non-vote on a Proposal, such shares will not be considered present at the Meeting, will not be counted in the voting with respect to such matter, and as a result will have the practical effect of a vote against the Proposal.

Voting Intentions of Management

        The officers and directors of the Fund have indicated that they intend to vote their shares FOR each director and in favor of all of the Proposals. These individuals own shares representing a total of 250,000 shares, or approximately 0.5% of the total number of shares of the Fund's common stock outstanding as of the Record Date.

Proxies

        All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxyholder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting. The Fund knows of no other matters other than as described in the Notice of Annual Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

        A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of The Fund at our principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of The Fund at our principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

       The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by The Fund. In addition to solicitation by mail, the directors, officers, and employees of The Fund may solicit proxies from shareholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to The Fund shareholders. The Fund may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

          YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets
forth as of the date hereof, certain information with respect to the ownership of the Funds common stock by
* each of the Fund's directors individually,

* shareholders known by the Fund to own beneficially more than 5% of the outstanding common stock of the Fund, and

* all officers and
directors as a group. Each beneficial owner of the Funds common stock listed below has sole investment and voting power of the shares that he beneficially owns, except as noted.

Name and Address Amount and Nature Percent of Beneficial Owner of Beneficial Ownership(1) of Class

                 John R. Overturf, Jr.            50,000                  0.1%
                 6180 Lehman Drive, Suite 103
                 Colorado Springs, CO 80918

                 A. Leonard Nacht              200,000                    0.4%
                 P.O. Box 1679
                 Edwards, CO  81632

                 Jeffrey J. Kormos                  -0-                    0.0%
                 8751 North 51st Ave., #115
                 Glendale, AZ 85302

                 Rolf  L. Lichtenberg               -0-                    0.0%
                 936 SE Ankeny Street, Suite 1
                 Portland, OR  97214-1303

                 Officers and Directors as a group     250,000             0.5%
                 (4 persons)

                 Cede & Company                   13,548,235             29.05%
                 P.O. Box 20
                 Bowling Green Station
                 New York, NY 10004

(1) Includes shares owned
by spouses, partnerships of which the officers and directors are general partners, and retirement plans of the officers and directors.

(2) Cede Company is a
clearing house which is listed as record owner of the Funds shares but is not a beneficial owner and does not exercise the power to vote the shares indicated other than as voted by the beneficial owners. It is a nominee, holding the shares in street name for the actual beneficial owners, the identity of whom are unknown to the Fund.

No change in control has
occurred during the Companys last fiscal year.

PROPOSAL 1:   ELECTION OF DIRECTORS

The Directors voted to
nominate four (4) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the Fund. All of the nominees except for Mr. Lichtenberg are currently Directors of the Fund.

The Funds Articles of
Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the funds shares could elect all of the Directors. It is expected that the proxies received by the Directors nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years or more, directorships and certain other affiliations and information are set forth below:

A. INFORMATION CONCERNING NOMINEES

The following table sets
forth certain information about the nominees for election as directors:

Interested Directors: Position and Length of Principal Occupation During Past Five Name Age Time with Fund (5) or More Years and Current Affiliation John R. Overturf, Jr.* 41 President since August Mr. Overturf serves as President of the Combined 6180 Lehman Drive, Suite 103 1996 Penny Stock Fund, Inc., a closed-end stock fund, a Colorado Springs, CO 80918 Director from March 1996 position he has held since August 1996. From September 1993 until September 1996, Mr. Overturf served as Vice-President of the Rockies Fund, Inc., a closed-end stock market fund. Mr. Overturf serves as the President of R.O.I., Inc., a private investment company, a position he has held since July 1993. From June 1984 until February 1992, Mr. Overturf served as Vice President of Colorado National Bank. Mr. Overturf holds a Bachelor of Science degree in Finance from the University of Northern Colorado. Mr. Overturf also is a director of BioSource International, Inc., a California corporation.

A. Leonard Nacht* 73 Secretary since April From April 1990 to October 1991, Dr. Nacht was P.O. Box 1679 1990 Director since Secretary of Redwood MicroCap Fund, Inc. ("RMCF"). Edwards, CO 81632 February 1990 From 1957 to 1994, Dr. Nacht was in the private practice of dentistry. Dr. Nacht is currently retired as a dentist. Dr. Nacht has a DDS degree from the University of Washington and is a member of the American and Colorado Dental Associations.

Independent Directors:

Jeffrey J. Kormos 61 Director since July 1997 From August, 2001 until present, Mr. Kormos has been 8751 North 51st Ave., #115 employed as an account executive with Samco Glendale, AZ 85302 Financial Services, Inc. From August 1994 to
August 2002, he was employed as an account executive with Yee, Desmond, Schroeder & Allen, Inc., an NASD member stockbrokerage firm. From March 1993 to August 1994, he was employed as an account executive with G. R. Stuart & Company, Inc. From December 1992 to March 1993, Mr. Kormos was employed as an account executive with Financial Securities Network, Inc., and from April 1987 to December 1992 he was employed as an account executive with Affiliated Securities.

Rolf L. Lichtenberg 53 Director since August Mr. Lichtenberg joined the Portland staff of 936 SE Ankeny Street, Suite 1 2002 Cascadia Revolving Fund in October 2000. Cascadia Portland, OR 97214 is a private non-profit community development institution making loans and providing technical assistance to small businesses unable to access credit from traditional sources. From 1998 to the summer of 2000, he worked in the Mortgage Loan Department of Vectra Bank of Colorado in Colorado Springs. His background consists of seventeen years of banking knowledge including 12 years as a commercial lender, loan department head and branch manager. Mr. Lichtenbergs lending background began at Security
Pacific Banks Los Angeles headquarters and continued at banks in Washington DC, Canada and Colorado. He also spent five years as a small business owner/manager in Colorado and several years as an account executive in the securities industry. Mr. Lichtenberg received a Master of Business Administration from the University of Colorado, Boulder in 1976 and a Bachelors degree in Finance also from the University of Colorado in 1974.
He has served as the president of the Colorado Springs chapter of the National Kidney Foundation and as treasurer of the Chamber of Commerce in Fountain, Colorado.

*Mr. Overturf and Dr. Nacht may be deemed "interested persons" as that term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended, by virtue of their being officers as well as directors of the Fund.

B. MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       i. MEETINGS OF BOARD OF DIRECTORS

       The  Board  had one in person  meeting  during  the  fiscal  year  ending
September  30,  2001 and no in person  meetings  during the fiscal  year  ending
September 30, 2002. Each Director is entitled to receive a quarterly fee of $1,000. $16,000 was expended on Director's fees during the years ended September 30, 2001 and September 30, 2002. Mr. Overturf and A. Leonard Nacht who are officers of the Fund each received $4,000 in Director fees. Each Director attended at least 75% of the Fund's board of directors meetings.

       ii. APPRAISAL AND REVIEW

       The Board has established an Appraisal Committee which reviews all transactions with respect to execution price and brokerage commissions to determine if the Fund is receiving "best execution." The Appraisal Committee also proposes to the Board appropriate methods of valuation for securities that are not publicly traded or are otherwise subject to restrictions upon transfer. Valuation for such securities are determined in good faith by the Fund's Board of Directors. From July 1, 1997 until April 2002, the Appraisal Committee consisted of John R. Overturf, Jr., A. Leonard Nacht, Brian Power and Jeffrey Kormos. From April 2002 until August 2002, the Appraisal Committee consisted of Messrs. Overturf, Nacht and Kormos. Mr. Power resigned from the Board of Directors in April 2002. Since August 2002, the Appraisal Committee has consisted of all of the Fund's Directors. The Appraisal Committee meets immediately following the close of each month. During the fiscal years ending September 30, 2001 and September 30, 2002, each member of the Appraisal Committee attended every meeting either in person or via the mail, or telephone conference.

       iii. AUDIT, COMPENSATION AND NOMINATING COMMITTEES

       There are no standing audit, compensation or nominating committees of the Board. The foregoing notwithstanding, the Fund's officers and directors are all responsible for maintaining the journals and ledgers required by the Investment Company Act of 1940, as amended. As outlined above, the Fund has a standing appraisal committee.

C. EXECUTIVE OFFICERS AND INVESTMENT ADVISOR

       Mr. Overturf serves as President of the Combined Penny Stock Fund, Inc. For each of the fiscal years ended September 30, 2000, 2001 and 2002, Mr. Overturf was paid a base salary of $48,000. For that period, Mr. Overturf also received a total of $4,000 in director fees. Mr. Overturf received no other compensation other than the $48,000 salary and $4,000 in director fees. Mr. Dr.
A. Leonard Nacht serves as the Secretary of the Fund without compensation. During the fiscal years ended September 30, 2001 and September 30, 2002, no other officer was paid more than $30,000 by the Fund. The foregoing amount excludes benefits payable under the Fund's group insurance plans, which are generally available to all employees on a non-discriminatory basis.

        Since 1992, the Fund has operated on a self-directed basis, without the counsel and advice of an investment advisor. Operating on a self-directed basis, the Fund does not utilize the services of an investment advisor. Instead, the Board of Directors of the Fund, through the Fund's Appraisal Committee, currently manages the investment operations of the Fund, and otherwise provides the services heretofore performed by the Fund's Investment Advisor.

D. LEGAL PROCEEDINGS

       During the last five (5) years no director or officer of the Company has:

        (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

         (ii) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

        (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily, enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities or banking activities; or

        (iv) been found by a Court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

       No director of the Company, nominee for election as a director of the Company (nor any affiliated person of such director or nominee), nor officer of the Company is a party adverse to the Company, or has a material interest adverse to the Company, in any material pending legal proceeding.

E. TRANSACTIONS WITH MANAGEMENT AND OTHERS

       During the last two years there have not been any transactions or proposed transactions to which the Fund was, or is to become a party, in which
(i) a director, nominee for election as a director or executive officer of the Fund, (ii) a beneficial owner of 5% or more of the Fund's common stock, or (iii) a member of the immediate family of any of the foregoing persons, had or is to have a direct or indirect material interest.

F. COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Under the Securities Laws of the United States, the Fund's directors, its executive (and certain other) officers, and any persons holding more than 10% of the Fund's common stock are required to report their ownership of the Fund's common stock and any changes in that ownership to the Securities and Exchange Commission ("SEC") and the NASDAQ stock market. Specific due dates for these reports have been established and the Fund is required to report in this Proxy Statement any failure to file. Based upon information provided to the Company, all of these filing requirements were satisfied by its officers and directors and 10% holders as of the date of this proxy.

G. DIRECTOR AND EXECUTIVE COMPENSATION

       The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to our executive officers and directors. No executive officer or director received compensation from the Fund for the most recently completed fiscal year in excess of $100,000.00.

                                          Pension or          Compensation From
                        Aggregate     Retirement Benefits       Estimated Total
Name of Person         Compensation     Accrued As Part of       Benefits Upon
and Position             From Fund          Expenses               Retirement

John R. Overturf, Jr.   $  52,000            -0-                        -0-
President since 9/96

A. Leonard Nacht          $ 4,000            -0-                        -0-
Secretary since 4/90

Jeffrey J. Kormos         $ 4,000            -0-                        -0-
 Director since 6/97

Rolf L. Lichtenberg       $ 4,000            -0-                        -0-
 Director since 8/02


                           Fund and fund complex
                           Paid to Directors

                               $52,000

                               $ 4,000

                               $ 4,000

                               $ 4,000




 No executive officer of the Fund received compensation during the fiscal years ended September 30, 2001 and September 30, 2002 in excess of $60,000.

       The Company currently has no written employment agreements with its executive officers. The Company has not implemented any stock option, stock bonus, incentive stock option or other similar plans; although the Company may consider the implementation of such plans in the future.



           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                    THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2:    SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND

        The Board of Directors of the Fund approved the selection of the firm of Ehrhardt, Keefe Steiner & Hottman, P.C. ("EKSH") as independent accountants for the Fund for the fiscal years ending September 30, 2002 and September 30, 2003. Said selection is hereby being submitted to the Shareholders for ratification at the Annual Meeting.

        The professional services of EKSH to the Fund have included examination of and reporting on the Annual Report to Shareholders for fiscal years beginning September 30, 1996 and services related to filings made with the Securities and Exchange Commission.

        Approval of the selection of the firm of EKSH requires the affirmative vote of a majority of the Fund's outstanding voting securities which mean the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are present or (ii) more than 50% of the outstanding shares.

        If such appointment is not approved by the shareholders, it would be unlawful for the Fund to file with the United States Securities and Exchange Commission any financial statement signed or certified by EKSH, and new independent certified public accountants would have to be appointed and the appointment submitted to shareholders for approval.

        A representative of EKSH is not expected to be present at the Annual Meeting. However, should a representative of EKSH attend the Annual Meeting, the representative may make a statement if desired and will be given an opportunity to respond to appropriate questions. The firm of EKSH does not have any direct or indirect financial interest in the Fund.

        The following table details aggregate fees billed during the fiscal year ended September 30, 2002 by Ehrhardt Keefe Steiner & Hottman, P.C. for:

        * Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;

        *        Financial information systems design and implementation; and

        *        All other services:

                          Services for Fiscal 2002         Aggregate Fees Billed

                  Audit                                     $11,665
                  Financial Information System
                       Design and Implementation            $-0-
                  Other                                     $-0-

        Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Ehrhardt Keefe Steiner & Hottman, P.C.'s independence.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
   THE RATIFICATION OF THE SELECTION OF EHRHARDT KEEFE STEINER & HOTTMAN, P.C.
                 AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND
         FOR THE YEARS ENDING SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2003

PROPOSAL NO. 3: DELAWARE REDOMESTICATION

        For reasons set forth below, the Board of Directors of the Fund has determined that it is in the best interests of the Fund and its shareholders that the Fund redomesticate under the laws of the State of Delaware ("Redomestication"). If the Redomestication is approved by the Fund's shareholders at the Annual meeting and subsequently consummated by the Fund, the Fund will become a corporation chartered under the Delaware General Corporation Law ("DGCL"), rather than the Colorado Business Corporations Act ("CBCA"). As part of the Redomestication, the Fund's name will be changed to The Combined Fund, Inc. The Board of Directors has also approved certain changes to the Fund's fundamental investment policies and to the quorum requirement for shareholder meetings that - if approved by the Fund's shareholders - would become effective as part of the Redomestication. The changes resulting from the Redomestication are described below under the heading "Comparison of Rights of Holders of Fund - Colorado Common Stock and Delaware Co. Common Stock." All other rights, properties, privileges and franchises of the Fund will continue. Furthermore, the Fund will continue to be a fully reporting company under
Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the Fund's securities will continue to be traded in the manner theretofore traded on the over-the-counter market and quoted on the OTC Electronic Bulletin Board, although trading of our shares will be under a new ticker symbol which has not yet been assigned.

Background and Mechanics of Redomestication

        The Fund was administratively dissolved by the State of Colorado due to the fact that it failed to file an annual report and pay certain taxes in the State of Colorado. The effect of such an administrative dissolution is that the Fund can no longer conduct business in its current corporate form. The Fund's corporate existence, however, including the shareholder rights and privileges recognized by Colorado law for shareholders of Colorado corporations, are not impacted or impaired by the administrative dissolution. However, the Fund must either continue its corporate existence in a successor entity through a merger, including a redomestication, or it must liquidate. After consideration of all of the facts and circumstances, the Board of Directors of the Fund determined that it would be in the Fund's best interest to redomesticate. The Board of Directors also determined that the Fund should redomesticate as a Delaware corporation because of the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. The Fund believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. Additionally, the well established principles of corporate governance offered by Delaware law make the Fund, as a Delaware corporation, more inviting as an investment opportunity to potential investors. Moreover, the state of Delaware imposes no corporate income tax so incorporation under Delaware law will not impose any state income tax burdens on the Company. If the Redomestication is not approved by our shareholders, we will explore other merger possibilities or other available opportunities.

        If approved by the Fund's shareholders and subsequently consummated, the Redomestication will be accomplished by merging the present company (for purposes of this discussion referred to as "Fund - Colorado") into a newly formed Delaware corporation ("Delaware Co."), with Delaware Co. to be the surviving corporation. The statutory merger will be accomplished pursuant to a merger agreement and applicable provisions of the DGCL and CBCA. The form of merger agreement to be used for the Redomestication is attached hereto as Annex I (the "Merger Agreement").

        If the Redomestication is approved, the Fund will form and organize Delaware Co., which will be a wholly owned subsidiary of Fund - Colorado. As a result of the merger affecting the Redomestication, Fund - Colorado will merge with and into Delaware Co. and thereafter cease to exist. The current outstanding shares of Fund - Colorado will be canceled and all outstanding securities of Fund - Colorado immediately prior to the effective time of the merger (the "Effective Time") will be deemed automatically converted into an equal number of identical securities of Delaware Co.

Closing; Effective Time

        The closing of the transactions contemplated by the Redomestication will take place as soon as practicable (but in no event later than two business days) after all conditions to the Redomestication under the terms of the Merger Agreement have been satisfied or waived. Upon the satisfaction or waiver of such conditions, a Certificate of Merger for the DGCL and Articles of Merger will be filed with the Secretary of State of Colorado under the CBCA.

Exchange of Certificates

        From and after the Effective Time, all securities issued by Fund - Colorado shall be deemed automatically converted into an equal number of identical securities of Delaware Co. With respect to outstanding shares of Common Stock of Fund - Colorado, the Fund will engage the services of an exchange agent which will mail transmittal instructions and a form of letter of transmittal to each holder of Fund - Colorado Common Stock immediately prior to the Effective Time. The transmittal instructions will describe the procedures for surrendering certificates that, prior to their Redomestication, represented Fund - Colorado Common Stock, in exchange for certificates evidencing Delaware Co. Common Stock. The form of letter of transmittal will specify that delivery will be effected only upon actual delivery of the Fund - Colorado certificates to the exchange agent. Upon surrender of the Fund - Colorado certificates for cancellation to the exchange agent, together with a duly executed letter of transmittal and such other documents as the exchange agent may reasonably require, such Fund - Colorado certificates will be canceled and the holder will receive a Delaware Co. certificate representing an equal number of shares of Common Stock of Delaware Co.

        Neither the exchange agent nor any party to the Redomestication will be liable to any Fund - Colorado stockholder who fails to transmit for cancellation their certificate representing shares of Common Stock of Fund - Colorado in exchange for a new certificate representing an identical number of shares of Common Stock of Delaware Co.

Certificate of Incorporation and Bylaws

        On the Effective Time of the Redomestication, the Certificate of Incorporation of Delaware Co. immediately prior to the Effective Time shall continue to be operative without amendment or modification. Similarly, the Bylaws of Delaware Co. in effect immediately prior to the Effective Time shall continue in full force and effect thereafter without amendment or modification. The forms of Delaware Co.'s Certificate of Incorporation and Bylaws are attached to this proxy statement as Annexes II and III, respectively.

Corporate Name

        The Certificate of Incorporation of Fund-Delaware will designate the new corporate name as the The Combined Fund, Inc. In the past, the Fund has received communications from the SEC questioning our continuing to use the phrase "penny stock" in our corporate name. The query stems from the fact that many of our portfolio securities do not qualify as "penny stocks" within the meaning of Rule 3a51-1 under the Exchange Act. Moreover, in recent years there has developed a negative connotation surrounding investments in penny stocks and persons who trade on those securities. Furthermore, with the changes in our investment policies discussed below that will result if the Redomestication is approved, it would no longer be accurate or appropriate to designate the Fund as one that invests in penny stocks. For all of these reasons, Fund-Delaware will be formed under the name The Combined Fund, Inc. Upon completing the Redomestication, the Fund will operate under the new name, and its trading ticker symbol will be changed to a new symbol to be assigned it by the NASD.

Directors and Executive Officers

        Immediately after the Effective Time, the Directors and Executive Officers of Delaware Co. shall be the same persons holding the same positions as held with Fund - Colorado immediately prior to the Effective Time.

Conditions to the Redomestication

        Consummation of the merger and the Redomestication are subject to the satisfaction of various conditions, including, without limitation: (i) the approval and adoption of the Merger Agreement, the Redomestication and Proposals 4 - 7 described in this Proxy Statement by the requisite vote of the stockholders of Fund - Colorado, (ii) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraints preventing consummation of the merger, (iii) the approval for quotation on the OTC
Electronic Bulletin Board of the shares of Common Stock of Delaware Co. immediately upon the Effective Time, and (iv) no event shall have occurred that has or would result in the triggering of any right or entitlement of any security holder of Fund - Colorado that would not have been triggered absent the consummation of the Merger and Redomestication.

Termination

        The Merger and Redomestication may be terminated and abandoned prior to the Effective Time by action of the Board of Directors of Fund - Colorado for any reason whatsoever, whether or not the Merger and Redomestication have been approved by the requisite vote of the security holders of Fund - Colorado prior to such termination.

Listing of New Shares of Delaware Co. Common Stock on the OTC Electronic Bulletin Board

        Consummation of the Merger and the Redomestication of Fund - Colorado under the DGCL will result in Delaware Co. being deemed a "successor issuer" within the meaning of Rule 12(g)-3 under the Exchange Act. As a result, the shares of Common Stock of Delaware Co. shall be deemed automatically registered securities under Section 12(g) of the Exchange Act without the necessity of filing any additional registration statements covering those shares of Common Stock. Pursuant to the requirements of Rule 12(g)-3 under the Exchange Act, immediately following the Effective Time of the Merger, the Fund will prepare and file a current report on Form 8-K disclosing the completion of the Merger and the creation of Delaware Co. as the successor issuer. As a result, the shares of Common Stock of Delaware Co. following the Merger will be deemed automatically qualified for secondary trading on the OTC Electronic Bulletin Board.

Appraisal Rights

        We have determined that holders of Fund-Colorado Common Stock do not have the right to exercise statutory appraisal rights under the CBCA as a result of the Redomestication. This determination is based upon the provisions of CRS
Section 7-113-102(d)(1.3)which exempts corporate mergers where shareholders will receive securities of a surviving corporation that has more than 2,000 shareholders of record. Giving effect to the merger and issuance of shares to the holders of Fund-Colorado Common Stock, Fund-Delaware will have more than 2,000 shareholders of record.

Comparison of Rights of Holders of Fund - Colorado Common Stock and Delaware Co. Common Stock

        After consummation of the Merger, the holders of Fund - Colorado Common Stock who receive Delaware Co. Common Stock in the Merger will become stockholders of Delaware Co. As stockholders of Fund - Colorado, their rights are presently governed by the CBCA and by Fund - Colorado's Articles of Incorporation (the "Fund - Colorado Charter") and By-laws. As stockholders of Delaware Co., their rights will be governed by the DGCL and by Delaware Co.'s Certificate of Incorporation (the "Delaware Co. Charter") and By-laws. The following discussion summarizes the material differences between the rights of holders of Delaware Co. capital stock and holders of Fund - Colorado capital stock and differences between the Delaware Co. Charter and Delaware Co. By-laws and the Fund - Colorado Charter and Fund - Colorado By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware Co. Charter and By-laws, the Fund - Colorado Charter and By-laws and the relevant provisions of the DGCL and the CBCA

          Authorized Capital. The Fund - Colorado Charter provides that the authorized capital of the Fund - Colorado shall consist of 100,000,000 shares of common stock, par value $0.001. The Delaware Co. Charter provides that the authorized capital of Delaware Co. shall consist of 60,000,000 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001. The reduction in the number of authorized shares of common stock. was undertaken in order to mitigate the impact of the Fund's authorized capitalization on its annual liability to pay Delaware franchise tax. The preferred stock authorized in the Delaware Co. Charter can be issued in one or more series as may be determined from time-to-time by the Fund's Board of Directors. Subject to any restrictions set forth in the 1940 Act, the Board of Directors of Delaware Co. will have the authority, without stockholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:

             *       The rate of distribution
             * The price at and the terms and conditions on which shares shall be redeemed
             * The amount payable upon shares for distributions of any kind
             *       Sinking fund provisions for the redemption of shares
             * The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion
             *       Voting rights except as limited by law

Although the Fund currently
does not have any plans to issue shares of preferred stock or to designate any series of preferred stock, there can be no assurance that it will not do so in the future. As a result, the Board of Directors of the Fund could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the Funds assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. The Fund;s common stockholders have no redemption rights. In addition, the Funds Board of Directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

        Investment Policy. The Fund - Colorado's Bylaws contain investment restrictions and policies that govern the manner in which the Fund - Colorado manages its investment portfolio. In the Delaware Co.'s Bylaws, the following restrictions will be eliminated or modified, subject to the approval of our shareholders:

             * The requirement that the Fund invest at least 80% of its assets in "penny stocks."
             *      The requirement that the Fund utilize an investment adviser.
             * The length of time that the Fund can hold cash or cash equivalents.

>For further discussion of
these changes, see Proposals 4, 5, and 6 below.

        Quorum for Stockholder Meetings. The Fund - Colorado Bylaws require a quorum of a majority of the Fund's outstanding shares in order to hold a stockholder meeting. In the Delaware Co. Bylaws, the quorum requirement would be one-third (1/3) of the Fund's outstanding shares, unless otherwise required by the 1940 Act.

        Special Meeting of Stockholders. The DGCL provides that special meetings of stockholders may be called by the directors or by any other person as may be authorized by the corporation's certificate of incorporation or by-laws. The CBCA provides that special meetings of stockholders of a corporation may be called by the directors or by any other person authorized by the corporation's by-laws or by resolution of the directors. The CBCA also provides that a special meeting shall be called if the corporation receives one or more written demands for a meeting, stating the purpose or purposes for which the meeting is to be held, signed and dated by stockholders representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting. The By-laws of Fund - Colorado provide that special meetings may be called at any time by the President, the Board of Directors, the Chairman of the Board or by the holders of at least ten percent of all of the shares entitled to vote at the special meeting. The Delaware Co. by-laws provide that special meetings may be called at any time by the President, any member of the Board of Directors, or by the holders of at least 10% of our outstanding voting securities.

        Inspection Rights. Under the DGCL, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder list, and other books and records. Under the CBCA, a corporation's stockholders have the right to inspect, during regular business hours, the corporation's articles of incorporation, by-laws, records of all meetings of stockholders, records of actions taken by stockholders without a meeting within the prior three years, all written communications within the prior three years to all stockholders as a group or to holders of any class or series of stock as a group, a list of the names and business addresses of the corporation's current officers and directors, the most recent corporate report delivered to the Colorado Secretary of State, and all financial statements prepared for periods ending during the prior three years, upon written demand given at least five business days before the date upon which such stockholder wishes to inspect and copy such records. Pursuant to the CBCA, stockholders also may, upon written demand at least five days prior to such inspection and during regular business hours, inspect excerpts from minutes of any directors' meeting or action of directors taken without a meeting, records of any action taken by stockholders without a meeting, excerpts of any action taken by a committee of the directors while such committee was acting in place of the directors, waivers of notices of any meeting of stockholders, directors, or a committee of directors, accounting records of the corporation and the records of stockholders, provided that the stockholder meets the following conditions: (i) the demand for such inspection is made in good faith for a proper purpose, (ii) the stockholder has been a stockholder of the corporation for at least three months immediately proceeding the demand, or holds at least five percent of all outstanding shares of any class of stock, (iii) the purpose and the records which the stockholder wishes to inspect are described with reasonable particularity, and (iv) the records to be inspected are directly connected with the described purpose.

        Action by Consent of Stockholders. Under the DGCL, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. Under the CBCA, unless the Articles of Incorporation require that such action be taken at a stockholder meeting, any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing.

        Cumulative Voting and Election of Directors. Under the DGCL, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The CBCA provides that there shall be cumulative voting by stockholders in elections of directors unless the articles of incorporation expressly state otherwise. The Fund - Colorado and Delaware Co. Charters expressly state that there shall be no cumulative voting by stockholders for the election of directors, or for any other purpose.

        In the absence of cumulative voting, the CBCA provides that, unless otherwise provided in the corporation's articles of incorporation or by-laws, the number of candidates equaling the number of directors to be elected, having the highest number of votes cast in their favor, are elected to be directors. The DGCL provides that, in the absence of cumulative voting, directors shall be elected by the majority vote of holders of shares entitled to vote thereon, unless otherwise specified within the corporation's certificate of incorporation. The Delaware Co. Charter does not specify a greater requirement for the election of directors.

        Dividends and Repurchases of Stock. Under the DGCL, a corporation generally is permitted to declare and pay dividends out of any surplus or out of net profits for the current and/or preceding fiscal year, provided that such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also under the DGCL, a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of the corporation. Under the CBCA, the payment of distributions, including the repurchase of stock, is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they became due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of stockholders whose preferential rights upon dissolution of the corporation are greater than those of the stockholders receiving the dividend.

        Classification of the Board of Directors. The DGCL permits (but does not require) classifications of a corporation's board of directors into one, two or three classes. The CBCA also permits, but does not require, classification of a corporation's board of directors into one, two, or three classes, with each class composed of as equal a number of directors as is possible. In the event of multiple classes of directors, the CBCA provides for staggered terms of two years if there are two classes of directors or three years if there are three classes of directors. The Delaware Co. Charter does not provide for multiple classes of directors.

        Removal of Directors. Under the DGCL, although stockholders may generally remove directors with or without cause by a majority vote, stockholders may remove members of classified boards only for cause unless the certificate of incorporation provides otherwise. Neither the DGCL nor the CBCA permits directors to remove other directors. Under the CBCA, stockholders may remove one or more directors with or without cause by a majority vote of the stockholders entitled to elect such director(s), unless the articles provide that directors may only be removed for cause. The CBCA permits the removal of a director by stockholders only at a meeting called for that purpose, upon notice of the meeting which states that the purpose or one of the purposes thereof is the removal of the director.

        Vacancies on the Board of Directors. Under the DGCL, unless otherwise provided in the certificate of incorporation or by-laws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors. The CBCA provides that, unless otherwise provided in the corporation's articles of incorporation, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled either by the directors or the stockholders. Under the CBCA, directors may fill a vacancy by majority vote, even if the directors remaining in office constitute less than a quorum. The CBCA also specifically provides that, unless otherwise provided in the corporation's articles of incorporation, if a vacant office was held by a director elected by holders of a specific class or series of stock, only such stockholders or directors also elected by holders of that class or series of stock, may fill the vacancy.

        Exculpation of Directors. The DGCL and the CBCA have substantially similar provisions relating to exculpation of directors. Each state's law permits that no director shall be personally liable to Delaware Co. and Fund -
Colorado, respectively, or their respective stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law. The circumstances under which exculpation is prohibited are substantially similar in Delaware and Colorado, except that in the CBCA, a director may not be exculpated from liability for dealings relating to unauthorized distributions or from any transaction from which the director directly or indirectly received an improper personal benefit, while in Delaware, a director may not be exculpated from liability arising from transactions relating to unlawful payments of dividends, any unlawful stock purchases or redemptions.

        The Delaware Co. Charter also contains certain enumerated circumstances in which exculpation is not permissible. The Delaware Co. Charter does not eliminate the liability of directors to the extent that such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

        Indemnification of Directors, Officers And Others. Both Delaware and the CBCA generally permit indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interests of the corporation. Both Delaware and the CBCA mandate that directors shall be indemnified for their reasonable expenses in the event that a director is successful in the defense of any proceeding in which the director was a party due to his status as director. Both the DGCL and the CBCA do not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although the DGCL does permit indemnification in such situations if approved by the Delaware Court of Chancery, and both permit indemnification for expenses of such actions). Unlike the DGCL, the CBCA also permits indemnification of an officer, employee, fiduciary, or agent who is not a director, to any greater extent than the indemnification of a director, if not inconsistent with public policy, and if provided for in the by-laws, by action of the board of directors or by contract. The Delaware Co. Charter provides for indemnification to the maximum extent legally permissible of its officers and directors. The indemnification of directors and officers is also subject to limitations imposed by the Investment Company Act of 1940, as amended, and regulations thereunder.

        Interested Director Transactions. Both the DGCL and the CBCA provide that no transaction between a corporation and one or more of its directors or officers or any entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after disclosure of material facts, be approved by the disinterested directors, a committee of disinterested directors, or the stockholders, or the transaction must be fair as to the corporation.

        Sales, Lease or Exchange of Assets and Mergers. The DGCL requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, although the certificate of incorporation may require a higher stockholder vote. The CBCA provides that the sale, lease, or exchange of all or any portion of a corporation's assets in the corporation's usual and regular course of business may be authorized by the corporation's directors, without approval of the corporation's stockholders. Sale, lease, or exchange of all or substantially all of a corporation's assets other than in the usual and regular course of the corporation's business, or a merger or consolidation of the corporation into any other corporation, requires approval of the directors and the vote of the holders of two-thirds of each class of outstanding stock entitled to vote thereon, although the corporation's articles of incorporation or by-laws may require a higher vote.

        Amendments to Charter. Under the DGCL, charter amendments require the approval of the directors and the vote of the holders of a majority of the outstanding stock and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion. In addition, the DGCL requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a class of stock. Under the CBCA, charter amendments other than ministerial amendments, which may be authorized by the directors without stockholder action, require the approval of the directors and the vote of the holders of a majority of the outstanding stock of each voting group entitled to vote thereon as a class, unless the articles of incorporation or by-laws require a different proportion.

        Amendments to Bylaws. The DGCL provides that stockholders may amend the by-laws and, if provided in its certificate of incorporation, the board of directors also has this power. Under the DGCL, the power to adopt, amend or repeal by-laws lies in stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. The Delaware Co. Charter gives the board of directors the power to make, alter, amend or repeal by-laws. Under the CBCA, stockholders may amend the by-laws. Unless otherwise specified in the corporation's articles of incorporation, directors are also permitted to amend the by-laws, other than by-laws establishing greater quorums or voting requirements for stockholders or directors, unless the by-laws prohibit the directors from doing so. Directors may not amend the by-laws to change the quorum or voting requirements for stockholders, and directors may amend the by-laws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.

        Appraisal Rights. Dissenting stockholders have the right to obtain the fair value of their shares (so-called "appraisal rights") in more circumstances under the CBCA than under the DGCL. Under the DGCL, appraisal rights are available in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. Appraisal rights are not available under the DGCL in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation. The Delaware Co. Charter does not grant such rights.

        Under the CBCA, a properly dissenting stockholder is entitled to receive the appraised value of the shares owned by the stockholder when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets other than in the regular course of the corporation's business, (ii) to merge or consolidate with another corporation, or (iii) to conduct a reverse split of the corporation's stock which would result in a reduction of the number of shares owned by the stockholder to a fraction of a share, if such fraction of a share is to be acquired for cash. A right to dissent and receive the appraised value of a stockholder's shares may also be granted within the by-laws of the corporation or by a resolution of the directors.

        Both Delaware and the CBCA provide that, unless otherwise provided in the corporation's charter, no appraisal rights are available to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 stockholders. The above limitations do not apply if the stockholders are required by the terms of the merger to accept anything other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by Nasdaq or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of such stock; or (iv) any combination thereof.

        Business Combination Statute. The DGCL has a "business combination" statute which provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation (an "interested stockholder"), he may not engage in certain transactions with the corporation for a period of three years. The DGCL includes certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested stockholder, or if the interested stockholder acquires 85% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. There is no similar provision limiting business combinations with interested stockholders in the CBCA, but the CBCA requires the vote of a majority of the outstanding shares of each class of shares entitled to vote thereon to approve any merger or the sale, lease, exchange, or other disposition of all, or substantially all, of the assets of the corporation, unless the articles of incorporation contain a provision establishing a different proportion.

        Stockholder Preemptive Rights. Unlike Colorado, the DGCL does not specifically authorize the granting to stockholders of a preemptive right to acquire proportional amounts of unissued shares of stock which are offered for sale by the corporation. The CBCA provides that, except to the extent the articles of incorporation limit or deny preemptive rights, shareholders have a preemptive right to acquire unissued shares or securities convertible into such shares, except that preemptive rights do not exist (i) to acquire any shares issued to directors, officers, or employees pursuant to approval by the affirmative vote of the holders of a majority of the shares entitled to vote thereon or when authorized by and not inconsistent with a plan theretofore approved by such a vote of the stockholders; or (ii) to acquire any shares sold otherwise than for cash. The Fund - Colorado and Delaware Co. Charters provide that, unless otherwise determined by the directors or agreed to in writing by the corporation, there shall be no preemptive rights for stock.

        Consideration of Societal Factors. The Delaware Supreme Court has held that, in discharging their responsibilities, directors may consider constituencies other than stockholders, such as creditors, customers, employees and perhaps even the community in general, as long as there are rationally related benefits accruing to stockholders as well. The Delaware Supreme Court has held, however, the concern for non-stockholder interests is inappropriate when a sale of the company is inevitable and an auction among active bidders is in progress. The Delaware Co. Charter and Delaware Co. By-laws do not directly discuss consideration of societal factors.

        Approval of Proposal No. 3 requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:

           * Sixty-seven percent (67%) of the shares represented at a meeting at which more than fifty percent (50%)
                     of the outstanding shares are represented; or

           *         More than fifty percent (50%) of the outstanding shares.


THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO REDOMESTICATE THE FUND AS A DELAWARE CORPORATION.

PROPOSAL NO. 4: adoption of new bylaws that will not include the requirement that the Fund invest at least 80% of its assets in "penny stocks."

        In connection with the proposed Redomestication, the Board of Directors reviewed the Fund's investment restrictions and policies and determined that several of the restrictions should be eliminated or modified because they unduly limit the Fund's flexibility to pursue investment opportunities and are no longer consistent with the Fund's investment practice.

        The Fund's Bylaws currently require that the Fund invest at least 80% of the value of its assets in low par value penny stocks. A penny stock is generally defined as common stock trading at $5.00 or less per share. The Board of Directors recommends that the restriction related to investing in penny stocks be eliminated from the Bylaws of the new Delaware company ("Delaware Co.") into which the Fund will merge as part of the Redomestication. The Delaware Co. Bylaws would allow the Fund to invest in any type of equity security that the Fund's Board of Directors deems advisable. The Board of Directors recommends the change in the penny stock requirement because in recent years a negative connotation has developed surrounding investments in penny stocks as well as persons who trade in those securities. In addition, due to declining prices, the Fund has already liquidated most of its penny stock investments. Elimination of the requirement to invest in penny stocks will provide flexibility to respond to changing markets and new investment opportunities. The Fund's investment objective will remain to produce growth in asset value from capital appreciation of the Fund's investment portfolio, but the Fund will have the flexibility to achieve that objective by investing in a broad range of equity securities.

        Approval of Proposal No. 4 requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:

percent (67%) of the shares represented at a meeting at which more than fifty percent (50%) of the outstanding shares are represented; or

           *         More than fifty percent (50%) of the outstanding shares.


THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO adopT new bylaws that will not include the requirement that the Fund invest at least 80% of its assets in penny stocks.

PROPOSAL NO. 5: adoption of new bylaws that will not include the requirement that the Fund utilize an investment adviser.

In connection with the proposed Redomestication, the Board of Directors reviewed the Fund's investment restrictions and policies and determined that several of the restrictions should be eliminated or modified because they unduly limit the Fund's flexibility to pursue investment opportunities and are no longer consistent with the Fund's investment practice.

The Fund's Bylaws currently require that the Fund enter into a contract with an investment adviser, under which the adviser will invest and reinvest the assets of the Fund. The Board of Directors recommends that the requirement to enter into a contract with an investment adviser be eliminated from the Bylaws of the new Delaware company into which the Fund will merge as part of the Redomestication. The Fund's most recent contract with an investment adviser expired in 1993. The Fund has not entered into a new contract with an investment adviser because the Board of Directors has found that the Fund's relatively small asset base makes it more cost effective for the Fund to manage its own investments. If the Fund's asset base grows, the Board of Directors may find it advisable to enter into a new contract with an investment adviser, but the Board of Directors does not believe such a contract should be required as a fundamental investment policy.

Approval of Proposal No. 5 requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:

mes, Serif" SIZE=2>
*
Sixty-seven percent (67%) of the shares represented at a meeting at which more than fifty percent (50%) of the outstanding shares are represented; or

           *         More than fifty percent (50%) of the outstanding shares.


THE
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO adopT new bylaws that will not include the requirement that the Fund utilize an investment adviser.

PROPOSAL NO. 6: adoption of new bylaws that will not limit the length of time that the Fund can hold cash or cash equivalents.

In connection with the proposed Redomestication, the Board of Directors reviewed the Fund's investment restrictions and policies and determined that several of the restrictions should be eliminated or modified because they unduly limit the Fund's flexibility to pursue investment opportunities and are no longer consistent with the Fund's investment practice.

     The Fund's Bylaws currently authorize the Fund to temporarily invest part of the Fund's assets in fixed income securities or to hold substantial amounts of the Fund's assets in cash or cash equivalents if the Fund is in a defensive position and the investment adviser deems it advisable. The Board of Directors recommends that the restriction on investing in fixed income securities or holding cash should be modified in the bylaws of the new Delaware company into which the Fund will merge as part of the Redomestication so that the Fund may take such positions based solely at the discretion of the Fund's Board of Directors and the Fund may hold such positions for as long as the Board of Directors deems advisable. Due to recent market conditions, the Fund has been forced to hold substantial amounts of the Fund's assets in cash and cash equivalents. The Board of Directors believes that market conditions may make it advisable to continue to hold substantial amounts of the Fund's assets in cash. The Board of Directors believes that the flexibility to invest substantial amounts of assets in fixed income securities or in cash or cash equivalents for extended periods of time is important because it allows the Fund to minimize losses from a market in which stock prices are generally declining. However, holding large cash positions may result in lost opportunities.

Approval of Proposal No. 6 requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:


Sixty-seven percent (67%) of the shares represented at a meeting at which more than fifty percent (50%) of the outstanding shares are represented; or


           *         More than fifty percent (50%) of the outstanding shares.


THE
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO adopT new bylaws that will not limit the length of time that the Fund can hold cash or cash equivalents.

PROPOSAL NO. 7: adoption of new bylaws that will reduce the quorum requirement for shareholder meetings to one-third of the Fund's outstanding shares, unless otherwise required by the Investment Company Act of 1940, as amended.

The Fund's Bylaws require a quorum of a majority of the Fund's outstanding shares in order to hold a stockholder meeting. The Board of Directors recommends that the quorum requirement in the bylaws of the new Delaware company into which the Fund will merge as part of the Redomestication ("Delaware Co.") be reduced to one-third (1/3) of the Fund's outstanding shares, unless otherwise required by the 1940 Act. In the past, the Fund has attempted to conduct stockholder meetings only to be unable to obtain a quorum necessary to conduct business. This inability to garner a quorum consisting of a majority of outstanding shares has resulted in the Fund being unable to fulfill some of its statutory obligations, such as conducting an annual meeting and having the stockholders approve the members of the Fund's board of directors as well as its independent accountants. For purposes of the Meeting, the Fund recognizes that it will have to incur considerable expense to engage the services of a professional proxy solicitation firm in its efforts to garner a quorum for the Meeting. If these efforts are successful, it is only prudent that the Fund take reasonable steps to facilitate achieving a quorum for future stockholder meetings. The reduced quorum requirement from a majority to one-third of the outstanding shares would greatly facilitate the Fund's future corporate governance efforts, and avoid the potential costs of garnering a higher quorum. The one-third quorum requirement in the Delaware Co. Bylaws would not change the definition of "majority vote" and the voting requirements necessary to approve matters acted upon under the 1940 Act, such as the approval of an advisory agreement and/or changing fundamental investment policies and restrictions.

Approval of Proposal No. 7 requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:


Sixty-seven percent (67%) of the shares represented at a meeting at which more than fifty percent (50%) of the outstanding shares are represented; or

           *         More than fifty percent (50%) of the outstanding shares.


<
THE
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO adopT new bylaws that will reduce the quorum requirement for shareholder meetings to one-third of the Fund& outstanding shares, unless otherwise required by the Investment Company Act of 1940, as amended.

                                                             OTHER MATTERS

During the fall of 1999, the Fund received requests for information from the SEC related to a routine examination by the SEC into various matters, including the administrative and record keeping practices of the Fund, its securities trading activities and those of its officers and directors. There has been a considerable passage of time since the Fund received the last communication from the SEC on this matter, and the Fund has received no indication from the SEC that they intend to pursue the matter further. However, as of the date of this Proxy Statement, no formal determination has been made on the outcome of this examination.

During 2002,  the SEC  conducted a routine  examination  of the Fund pursuant to
Section 31 of the Investment Company Act of 1940 (the "40Act"). As a result of that examination, the Fund received a letter from the SEC dated January 30, 2003 citing various deficiencies, including the administrative and record keeping practices of the Fund, reporting practices of the Fund's officers and directors, the failure to hold and conduct an annual meeting of shareholders, and other matters pertaining to the Fund's portfolio valuations. The Fund intends to respond to this deficiency letter and to correct the matters addressed therein. However, there can be no assurance as to the ultimate outcome of this examination.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS. The deadline for submitting shareholder proposals to the Fund's principal executive offices for mandatory inclusion in the Fund's proxy statement and form of proxy for the Fund's next annual meeting is April 30, 2004. The deadline for submitting shareholder proposals to the Fund's principal executive offices for discretionary inclusion in the Fund's proxy statement and form of proxy for the Fund's next annual meeting is April 30, 2004.

The Board of Directors knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

                                        COMBINED PENNY STOCK FUND, INC.

                                        /s/ John R. Overturf, Jr.
                                        John R. Overturf, Jr., President